EXHIBIT 10.19
                                                                   -------------

                        SCHNITZER STEEL INDUSTRIES. INC.

                              AMENDED AND RESTATED

                     ECONOMIC VALUE ADDED ("EVA") BONUS PLAN

                          EFFECTIVE DATE: JULY 15, 2004

The following are the terms of the Schnitzer Steel Industries, Inc. (the "COMPANY", "SCHNITZER STEEL" or "SSI") EVA ("ECONOMIC VALUE ADDED") Bonus Plan (the "PLAN") for certain employees of the Company and its wholly-owned subsidiaries, including Cascade Steel Rolling Mills, Inc. ("CASCADE STEEL") (but excluding its subsidiary, Pick-N-Pull Auto Dismantlers, which is subject to a separate EVA Bonus Plan), as amended and restated, effective July 15, 2004. References to the "COMPANY", "SCHNITZER STEEL" or "SSI" shall be deemed to refer instead to a wholly owned subsidiary as the context requires for a particular employee, employed by such subsidiary.

A.     1.     Purpose of the Bonus Plan
              -------------------------

              In order to align employee incentives with shareholder and lender interests, incentive compensation will reward the creation of value for the Company. This Plan will tie incentive compensation to Economic Value Added ("EVA") and, thereby, reward participants for creating value and also "feel" the effect of a reduction in value.

       2.     Eligibility
              -----------

              Eligibility for the Plan is limited to regular, full time and part time employees (as determined by the Human Resources Policy #250 Employee Definition) and its wholly owned subsidiaries who have worked for the Company for a minimum of 90 days, exclusive of the employees subject to a collective bargaining agreement, unless such agreement expressly provides otherwise (collectively, the "EMPLOYEES" or "PARTICIPANTS"). Newly hired regular, full time or part time Employees who meet the criteria for participation are eligible to earn their first bonus based upon their EVA Earnings (as defined below) from their date of hire through the end of the applicable fiscal year, provided they meet the minimum duration of employment as stated above. The Plan Administrator shall designate the EVA Center for each Employee (which may be determined by category, e.g., Employee's job designation). An Employee may be in one or more EVA Centers (prorata). The Company's Human Resources Department shall maintain the list of EVA Centers.

       3.     Bonus Calculation
              -----------------

       (a) The bonus earned for Participants during a Plan year will be determined based upon the applicable fiscal year's actual EVA of the Participant's EVA Center(s). EVA is defined as Net Operating Profit After Taxes ("NOPAT") - Capital Charge (see Attachment A).

              A Participant's initial declared bonus (the "EVA BONUS DECLARATION" or "BONUS") will be computed as follows:

              EVA
              BONUS  =                EVA  X      TARGET    X    BONUS
              DECLARATION             EARNINGS    BONUS          MULTIPLE

              To better understand how an EVA Bonus will be declared, see the example below.

       (b) The BONUS MULTIPLE is determined by the EVA achieved for the fiscal year ("ACTUAL EVA") compared to the EVA objective for that year. The Bonus Multiple is mathematically determined as follows:

              Bonus Multiple = 1 + Actual EVA - Target EVA
                                   -----------------------
                                     EVA Leverage Amount
                                      (the "INTERVAL")

       (c) The EVA LEVERAGE AMOUNT (also called the "INTERVAL") is the change in EVA over and above the Target EVA required to double a bonus (i.e., change from a 1.0 to a 2.0 times Bonus Multiple) or the shortfall below Target EVA needed to change from a 1.0 to a 0.0 times Bonus Multiple. The EVA Leverage Amount varies by EVA Center, based on the expected volatility of the operating results.

              Expected improvement in EVA and EVA Leverage Amounts are determined during the calibration period, normally every two to three years or when there is a material change in the Company's business or Capital structure, which is determined at the sole discretion of the Plan Administrator or with respect to Executive Officers, the Compensation Committee of the Company's Board of Directors (the "COMPENSATION COMMITTEE").

       (d) EVA TARGET BONUS. Eligible Participants will have a Target Bonus expressed as a percentage of their earnings in the fiscal year. The Target Bonus percentage varies by level of responsibilities within the Company. The Human Resources Department maintains the list of Employees and their EVA Target Bonus Percentages.

              The Target Bonus for each employee is determined by multiplying the Employee's EVA Earnings (defined below) during the fiscal year by the Target Bonus percentage.

       (e) EVA FISCAL YEAR EARNINGS (EVA EARNINGS) are those earnings described in Attachment B. Any compensation not listed on Attachment B is specifically excluded from EVA Earnings, including, without limitation, commissions, relocation payments, auto allowances, other fringe benefits and extraordinary payments. EVA Earnings exclude EVA Bonus payments under the Plan.

       (f) EXAMPLE: The following is an example of an EVA Bonus Declaration for a fictitious "Employee A":

              EVA Earnings = $35,000
              EVA Target Bonus = 10% of EVA Earnings of $3,500
              EVA Leverage or Interval = $2,000,000
              Target EVA for fiscal 200X = $500,000
              Actual EVA for fiscal 200X = $650,000
              Bonus Multiple =
                             1 + (650,000 - 500,000)
                                 -------------------
                                      2,000,000      = 1.075

              EVA Bonus Declaration =  EVA Earnings x Target Bonus x Bonus
                                       Multiple
                                    =  $35,000 x 10% x 1.075
                                    =  $3,763

       4.     Performance Versus Target
              -------------------------

              The Plan has significant upside, as well as downside performance potential. The incentive earnings are based on EVA improvement of the Employees' assigned EVA Center(s). If the EVA Center achieves its Targeted level of EVA improvement, the Employees within that EVA Center will achieve their EVA Target Bonus Percentage or 1.0 times their Bonus Multiple. If the EVA Center exceeds its Targeted level of improvements its Employees will earn a multiple greater then 1.0. Conversely, if the EVA Center falls below its EVA Target, the Employees will earn a multiple that is less than 1.0.

              The Plan is designed to provide the Participants with significant upside opportunity, but they also will participate in any dramatic negative changes in EVA.

       5.     Bonus Caps and Floor
              --------------------

              In order to protect the Plan Participants from SIGNIFICANT swings in performance the Plan is designed with Caps and Floors. Generally, the Cap and Floor will vary by EVA Center and Employee job classification. The following are the Cap and Floor details for the respective business units:

       (a) ALL SSI EVA CENTERS, WITH THE EXCEPTION OF CASCADE STEEL (GRADES 9 AND ABOVE) AND PICK-N-PULL AUTO DISMANTLERS. For Participants with a salary grade of 9 or above, EVA Bonus Declarations under the Plan will not exceed 3x a Participant's EVA Target Bonus (the "CAP"), in other words, 300% of Target Bonus and in the event of negative performance, will not be more than - 1.0x a Participant's EVA Target Bonus (the "FLOOR"), being negative 100% of Target Bonus. The Cap and Floor only limit the annual EVA Bonus Declaration, but do not limit the Target EVA for the succeeding year.

              Earnings cannot be taken away; however, it is possible to earn a "negative bonus". A negative bonus will result if the actual EVA in any year falls DRAMATICALLY short of the EVA Target. In this case, the negative bonus would be applied to the EVA Bonus Bank, if applicable. See the discussion below regarding the EVA Bonus Bank.

              Participants with a salary grade of 8 and below and/or hourly, will not participate in the EVA Bonus Bank and therefore will not be subject to a negative Bonus. In exchange, the Bonus Multiple for these Participants will not exceed 2.0. The amount of any positive Bonus shall be paid in cash (net of withholdings) to these Participants on the applicable Payment Date.

       (b) CASCADE STEEL. Due to the Company's announcement in May 2004 that it would explore options with respect to Cascade Steel, it was determined by Cascade Steel's senior management team that the Cascade Steel Plan Participants who are Grade 9 and above will not be subject to a Cap or Floor. Thus, they have unlimited upside and downside.

              Cascade Steel Participants with a salary grade of 8 and below and/or hourly will not participate in the EVA Bonus Bank and therefore will not be subject to a negative bonus. In exchange, the Bonus Multiple for these Participants will not exceed 2.0. The amount of any positive Bonus shall be paid in cash (net of withholdings) to these Participants on the applicable Payment Date.

       6.     Payment of Bonus and EVA Bonus Bank (Grades 9 and Above)
              --------------------------------------------------------

              The amount of any positive Bonus shall be paid in cash (net of withholdings) to the Participant, subject to a banking system of two thirds of the amount in excess of the Annual EVA Target Bonus. The total Bonus PAYMENT (each an "INDIVIDUAL AWARD") for each Plan year will be determined as follows:


                    BEGINNING YEAR BANK BALANCE
              +     EVA BONUS DECLARED
              =     AVAILABLE BANK BALANCE

              -     PAYOUT UP TO 100% OF ANNUAL EVA TARGET BONUS TO PARTICIPANT
              =     BONUS BANK BALANCE AVAILABLE TO BE PAID IN CURRENT YEAR
              -     CURRENT YEAR BANK PAYOUT EQUAL TO 33 1/3% OF ANY BANK
                    BALANCE AVAILABLE

              =     ENDING  YEAR BANK BALANCE

              The banking of Bonuses serves to smooth Bonus payouts over the business cycle. This banking system also ensures that performance is sustained by making the payout of bank balances contingent on sustained performance, through the formula outlined above.

              The payment will be made (net of withholding) shortly after the Company's fourth quarter earnings release, for each Plan year, after all financial statement audits are completed (each a "PAYMENT DATE").

              The Bonus Bank balance, if any, is not separately funded or set aside like a 401(k) Plan and/or Pension Plan and remains an asset of the Company, subject to the rights of general creditors. Further, it is not adjusted for interest or investment gains and losses.

       7.     Negative Bonus Bank (Grades 9 and Above)
              ----------------------------------------

              As previously mentioned, the Plan subjects certain Participants to risks that can result in both significantly higher Bonus payouts than the EVA Target Bonus, but can also cause Bonus declarations to be negative. A Negative Bonus Declaration can cause a Participant's Bonus Bank to be negative entering a new Plan year. In this circumstance any negative Bonus Bank must be repaid as follows: In a year a "positive" EVA Bonus Declaration is made, 50 cents of every dollar of such EVA Bonus will be used, first to repay the negative Bonus Bank amount until the Bonus Bank balance is at zero, and the balance of the EVA Bonus will be paid (and a portion may be placed in the Bonus Bank as provided in paragraph
              A. 6 above) to the Participant on the applicable Payment Date.

              EXAMPLE:

              Fictitious "Employee A's" EVA Earnings = $35,000
              EVA Target Bonus % = 10%

              Beginning Bonus Bank Balance                              ($3,500)
              Current year Bonus Multiple = .50x
              EVA Bonus Declaration = $1,750
                  Repay the negative Bonus Bank
                  Balance $.50 per $1.00                         875
                                                             -------
              Ending Year Bonus Bank Balance                 ($2,628)

              Individual Award paid in current year                        $875

B.     Administration and Guidelines of the Plan
       -----------------------------------------

              Administration of the Plan is at the sole discretion of the Company's Chief Executive Officer (the "PLAN ADMINISTRATOR") except with respect to the Company's Executive Officers, for whom the Plan shall be administered by the Compensation Committee of the Company's Board of Directors. The Plan Administrator shall establish the EVA Centers. Guidelines for EVA adjustments and the "capitalization" of certain items will be maintained by the Company's Chief Financial Officer (the "CFO"). The Plan may be amended in whole or in part from time to time, or terminated in its entirety by the Plan Administrator or the

              Board of Directors, provided that no such amendment or termination shall adversely affect any positive balance then remaining in a Participant's Bonus Bank. Guidelines for the Plan's administration are:

       1.     Duration of the Current Plan Provisions
              ---------------------------------------

              It is anticipated that the EVA Bonus Plan will endure long into the future. However, the current provisions in the Plan have been set and are not anticipated to change, except in the unusual circumstances that include a significant change in the Company's business operations and/or a material change in capital structure. It is anticipated that every two to three years, the Plan's provisions will be reviewed and key factors MAY be recalibrated.

       2.     Individual Awards
              -----------------

              Individual Awards for exempt and non-exempt eligible Participants shall be based on the EVA Earnings (as defined in Attachment B) of each Participant during the applicable fiscal year.

       3.     Determination of EVA Improvement Factors/Targets
              ------------------------------------------------

              The EVA Targets for each EVA Center will be objectively calculated based upon its prior year's actual EVA, plus an improvement factor, which is determined as part of the Plan's recalibration. A summary of each EVA Center's improvement factors will be maintained by the CFO and will be reviewed during the recalibration periods.

       4.     Determination of Bonus Awards
              -----------------------------

              The CFO will compute each EVA Center's EVA for the fiscal year and present it for approval by the Plan Administrator.

       5.     New Hires/Promotions
              --------------------

              An individual who is hired/promoted into a position that participates in the EVA Bonus Plan may be eligible for a Bonus award so long as he/she has been employed full or part time for 90 consecutive days. (see Eligibility on page 1). The EVA Bonus will be based upon the EVA Earnings from the date of hire/promotion to the end of the fiscal year.

              Mid-year promotions that change the Employee's EVA Target Bonus and/or EVA Center will be weighted based on the number of days at each EVA Target Bonus level and/or days in each EVA Center.

       6.     Transfers
              ---------

              A Participant who transfers his or her employment from one EVA Center to another shall have his or her EVA Bonus Bank transferred to the new EVA Center. For the year in which the transfer occurs, the Participant will have his or her EVA Bonus Declaration weighted based on the time spent in each particular EVA Center The Participant's weighted average EVA Bonus Multiple will be based on each EVA Center's full year EVA performance, prorated based upon the period the Participant was employed in each EVA Center.

       7.     Death or Disability
              -------------------

              A Participant who dies or becomes permanently disabled, as defined by the Company's disability policy, while in the employment of the Company, shall receive full payment of his or her positive Bonus Bank Balance, if any, after the EVA Bonus payment for the year in which he or she dies or becomes permanently disabled has been calculated, together with his or her pro-rata share of the current year's EVA Bonus Declaration (to the extent it results in a positive number). In the event of death, the payment will be made to the Employee's estate. Such payments shall be made on the Payment Date in respect to the Plan year in which such death or disability occurs.

       8.     Retirement
              ----------

              A Participant who retires from the Company shall receive full payment of his or her positive Bonus Bank Balance, if any, that remains after the calculation of the Participant's EVA Bonus Declaration for the fiscal year in which such retirement occurs, together with his or her pro-rata share of the current year's EVA Bonus Declaration (to the extent it results in a positive number). The payment of the Bonus Bank, if any, will be made in a lump sum on the Payment Date in respect of the Plan year in which such retirement occurs. Negative Ending Bonus Bank Balances are waived. For the purposes of this paragraph 8, a person who is at least age 55 is deemed to be "retired" when he/she would receive retirement benefits under his or her retirement pension plan, if any.

       9.     Involuntary Termination without Cause
              -------------------------------------

              A Participant who is involuntarily terminated without cause will receive full payment of his or her Bonus Bank Balance on the Payment Date next following the Employee's date of termination. Negative Ending Bonus Bank Balances are waived.

       10.    Voluntary Resignation or Termination with Cause
              -----------------------------------------------

              Except as expressly provided above, voluntary termination of employment or termination with cause (as determined by the Plan Administrator or the Compensation Committee, as applicable) shall result in forfeiture of the Participant's Bonus Bank Balance and any EVA Bonus Declaration for the fiscal year in which voluntary resignation or termination with cause occurs.

       11.    General Provisions
              ------------------

       (a) Withholding of Taxes. The Company shall have the right to withhold the amount of taxes, which it determines is required to be withheld under law with respect to any amount payable under this Plan.

       (b) Expenses. All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company.

       (c) No Prior Right or Offer. Except and until expressly granted pursuant to the Plan, nothing in this Plan shall be deemed to give any Employee any contractual or other right to participate in the benefits of the Plan. No award to any such Participant in any Plan period shall be deemed to create a right to receive any award or to participate in the benefits of the Plan in any subsequent Plan Period.

       12.    Limitations
              -----------

       (a) No Continued Employment. Neither the establishment of the Plan or the grant of an award hereunder shall be deemed to constitute an express or implied contract of employment with any Participant for any period of time, or change an Employee's "at will" status, or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any Employee with or without cause, at any time.

       (b) Not Part of Other Benefits. The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company to its employees. The Company assumes and shall have no obligation to Participants except as expressly provided in this Plan.

       (c) Other Plans. Nothing contained herein shall limit the Company's power to grant bonuses to employees of the Company, whether or not they are Participants in this Plan.

ATTACHMENT A


                                 GUIDELINES FOR:
                         AMENDMENTS TO EVA TARGET LEVELS
                       AND THE CAPITALIZATION OF EXPENSES

                   AMENDMENT TO EVA TARGET PERFORMANCE LEVELS
                   ------------------------------------------

The EVA performance Targets established under the EVA Bonus Plan is intended to achieve long term improvements in shareholder value. These Targets have been objectively determined based on investors' expectations of the Company's returns. Changes to these Targets are expected to be infrequent, but are likely to change upon the recalibration of the Plan or upon a major acquisition or divestiture by the Company. It is expected that the Plan will be recalibrated every two to three years. Nonetheless, situations will arise in which it is appropriate to revise such objectives.

                           CAPITALIZATION OF EXPENSES
                           --------------------------

Similarly, certain "significant" expenses, losses, income and gains should not be considered normal due to their unusual nature. Under EVA theory certain of these expenses should be "capitalized" so that they do not distort operating results calculated under EVA in any given year. These items are to be added to the capital base of the EVA Center and thus required to earn a return as long as these capitalized expenses remain a part of the capital base. A capitalized expense (a "CAPITAL CHARGE") would usually have one or more of the following criteria:

     o    Material to the Company
     o    Unusual
     o    Nonrecurring in the foreseeable future
     o    Result in tangible, measurable, long-term benefit to the business.

     Some examples of significant unusual income and expense items that MIGHT be capitalized are as follows:

     o Significant shut-down expenses related to consolidation of operating units following an acquisition
     o Expenses related to a Plant closing. The shut-down is expected to lead to improved operating profits
     o    (Gains)/Losses on the disposal of equipment
     o Income received from a legal settlement (e.g., electrode price fixing settlement)
     o Significant, legacy environmental issues that are the result of changes in law or government focus

     Some examples of costs that should NOT be capitalized are as follows:

     o Ongoing environmental prevention and "normal" remediation costs associated with the business
     o    Losses resulting from holding inventory or decreases in market prices
     o New revenue sources (e.g., power sales, adding a new product line like dock activity, etc.)
     o Employee severance costs resulting from terminations and hiring/relocation expenses

The CFO will review all requests for capitalization of expenses, which should be submitted prior to incurring the costs or expenses, where practical. Any revisions to EVA calculations are at the discretion of the Plan Administrator and/or the Compensation Committee, as the case may be.

                                 EVA ADJUSTMENTS
                                 ---------------

In order to calculate EVA in a manner that is consistent with the underlying economics of the business and to properly align management motivations with investor expectations, the Company will make certain adjustments to the "normal' financial statements that are produced for external reporting. As part of the implementation of EVA, a cross functional team of managers from across the Company analyzed potential adjustments that could be made. Based upon this analysis the following EVA adjustments will be made on a monthly basis to calculate EVA:


A. NOPAT (NET OPERATING PROFITS AFTER TAXES) IS CALCULATED AS NET INCOME, WHICH INCLUDE, WITHOUT LIMITATION, THE FOLLOWING ADJUSTMENTS:

1.     Interest expense is added back to NOPAT.
2. The interest component of operating lease expense is added back to NOPAT. The interest component of operating lease expense is calculated as capitalized operating leases x cost of borrowing.
3. Income resulting from non-operating items (capitalized bond fees at CSRM, benefit plan assets, certain non-operating notes) is excluded from the calculations.
4. The after-tax amount of non-recurring expense (income) is excluded from NOPAT calculations, but added to (subtracted from) Capital.
5.     Increase in the bad debt reserve is added back to NOPAT.
6. Increase in the valuation reserves is added back to NOPAT. No such adjustment is required for the scrap inventory.
7.     Amortization of goodwill is added back to NOPAT.
8. Expenses from strategic investments may be capitalized into a suspense account and brought in to the EVA calculations over time if approved in advance by the steering committee with a specified schedule.
9.     Economic taxes are calculated by applying economic tax
10. Delinquent customer advances are amortized as a NOPAT expense over a limited, defined period.


B. CAPITAL IS CALCULATED AS TOTAL ASSETS, WHICH INCLUDE, WITHOUT LIMITATION, THE FOLLOWING ADJUSTMENTS:

1. Non-interest bearing current liabilities (accounts payable, accrued payroll liabilities, etc.) are subtracted from Capital, but current portion of environmental liability is not treated as a non-interest bearing current liability.
2.     Capitalized operating leases are added to Capital.
3.     Non-operating items are removed from Capital.
4. The after-tax amount of non-recurring expense (income) is added to (subtracted from) Capital.
5.     Accounts receivable is grossed up to include the bad debt reserve.
6.     Inventory is grossed up to include any valuation reserves.
7.     Goodwill is grossed up to include accumulated amortization.
8. Capital from strategic investments may be capitalized into a suspense account and brought in to the EVA calculations over time if approved in advance by the Plan Administrator with a specified schedule.
9. Cumulative difference between the cash tax paid by Schnitzer Steel and the economic tax is added to Capital.
10. Delinquent customer advances are amortized over a limited, defined period.


The Company will continue to review the list of adjustments and consider changes or additions to the list of adjustments as part of the Plan's calibration.

ATTACHMENT B


                     EVA FISCAL YEAR EARNINGS (EVA EARNINGS)


       Regular Salary (base salary)
       Overtime (applies to non-exempt employees)
       Double-time (applies to eligible non-exempt employees)
       Bereavement
       Adjusted Wages (adjustments to wages)
       Vacation (vacation pay, where applicable)
       PTO (paid time off, where applicable)
       Sick (sick pay, where applicable)
       Disability Bank ("frozen" sick leave balances applicable only to those Employees who were employed by the Company prior to the implementation of the PTO program)
       Floating Holiday, if applicable
       Miscellaneous Fringe Benefits (pursuant to list maintained by the
            Company's Human Resources Department)
       Shift differential pay
       Jury duty
       Military leave

                                GLOSSARY OF TERMS


References to defined terms in the EVA Bonus Plan:

              Term:                                    Paragraph:
              ----                                     ----------

        Actual EVA                                        A. 3(b)

        Bonus                                             A. 3(a)

        Bonus Bank                                          A. 6

        Bonus Multiple                                    A. 3(b)

        Calibration Period                            See Attachment A

        Cap                                               A. 5(a)

        Capital                                       See Attachment A

        Capital Charge                                See Attachment A

        CFO                                         B (first paragraph)

        Compensation Committee                            A. 3(c)

        Employee/Participant                                A. 2

        EVA                                            A. 1 / A. 3(a)

        EVA Bonus Declaration                             A. 3(a)

        EVA Center                                          A. 2

        EVA Earnings                                      A. 3(e)

        EVA Leverage Amount or Interval                   A. 3(c)

        EVA Target Bonus or Target Bonus                  A. 3(d)

        Expected Improvement                                B. 3

        Floor                                             A. 5(a)

        Individual Awards                                   A. 6

        Interval (or EVA Leverage Amount)                   A. 3

        Negative Bonus                                      A. 4

        NOPAT                                             A. 3(a)

              Term:                                    Paragraph:
              ----                                     ----------

        Payment Date                                        A. 6

        Plan                                       Introductory paragraph

        Plan Administrator                          B. (first paragraph)

        Schnitzer Steel or SSI or Company          Introductory paragraph